Exhibit 10.30

AMENDMENT NUMBER TWO

TO THE

NEW YORK STOCK EXCHANGE, INC.
SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

WHEREAS, New York Stock Exchange, Inc. (“NYSE”) maintains the New York Stock Exchange, Inc. Supplemental Executive Savings Plan, amended and restated effective as of August 1, 1997 (the “Plan”);

WHEREAS, NYSE may amend the Plan by action of its board of directors (the “Board”) or a person designated by the Board; and

WHEREAS, the undersigned has been duly authorized by the Board to amend the Plan; and

WHEREAS, the undersigned deems it advisable to amend the Plan.

NOW, THEREFORE, pursuant to Section 16 of the Plan, the Plan is hereby amended as follows:

1.             Effective June 1, 1999, Section 5 of the Plan is amended in its entirety to read as follows:

“5.          Payment of Supplemental Benefits.

(a)           Upon a Participant’s initial election to become an active Participant hereunder, he may make elections to receive his Supplemental Benefits from each or all of Plan A, Plan B or Plan C in the standard lump sum distribution form or in approximately equal annual installments over a period as elected by the Participant but not in excess of twenty (20) years, to commence as soon as administratively feasible following (i) his Termination of Employment (other than by reason of death) or (ii) the January 1 next following his Termination of Employment, as elected by the Participant at the time of such initial election.  Notwithstanding the foregoing, the form and timing of payment of Supplemental Benefits from Plan A and Plan B must be identical.  The

Supplemental Accounts of a Participant who elects to receive annual installment payments shall continue to be credited with Earnings until the final installment is paid.  If a Participant does not make an installment election or an election with respect to the timing of payment(s), Supplemental Benefits shall be paid to him in a single lump sum as soon as administratively feasible following his Termination of Employment (other than by reason of the Participant’s death).  Allocation of withdrawals among the Plan A, Plan B and Plan C shall be made in accordance with the rules established by the Committee.

(b)           Notwithstanding Section 5(a), a Participant may make an election or change his existing election, on a form prescribed by and filed with the Committee, at any time at least one (1) year prior to his Termination of Employment, to receive his Supplemental Benefits in a lump sum or in approximately equal annual installments, over a period as elected by the Participant but not in excess of twenty (20) years, and commencing as soon as administratively feasible following (i) his Termination of Employment (other than by reason of death) or (ii) the January 1 next following his Termination of Employment, as the Participant elects.  A Participant may change his election regarding the timing and form of the payment of his Supplemental Benefits or revoke any previous election, by filing the prescribed form(s) with the Committee, at least one (1) year prior to the Participant’s Termination of Employment.  Notwithstanding the foregoing, each Employee who is (i) a Participant on June 1, 1999 or (ii) elects to become an Active Participant in the Plan after June 1, 1999, shall be entitled to make an election regarding the timing and form of payment of his Supplemental Benefits, provided that such election is made and filed with the Committee prior to the end of the thirty (30) day period commencing on the later of June 1, 1999 or the date the Employee first becomes a Participant.

(c)           If a Participant dies prior to receiving his total Supplemental Benefits, the unpaid portion of such Supplemental Benefits shall be paid to the Participant’s Beneficiary in a single lump sum, as soon as administratively feasible following the Participant’s death, provided, however, subject to Section 5(d) below, that the Participant shall have the right, in a writing filed with the Committee, to make elections, prior to his Termination of Employment, to have his Supplemental Benefits payable or remaining payable at his death to be paid to his Beneficiary (i) in approximately equal annual installments, over a period as elected by the Participant but not in excess of the lesser of twenty (20) years or the remaining installments if the Participant is already receiving installments, and (ii) to commence as soon as administratively feasible following (i) his death or (ii) the January

1 next following his death, as elected by the Participant.  Such elections (or any election to revoke or change a prior election) must be made and filed with the Committee at least one year prior to the earlier of the Participant’s death or Termination of Employment, provided, however, that the election of an Employee who is a Participant on June 1, 1999 or the initial election of each Eligible Employee who shall become an Active Participant thereafter, shall be binding if filed with the Committee prior to the end of the thirty (30) day period commencing on the later of June 1, 1999 or the date the Employee first becomes a Participant.

(d)           Notwithstanding any provision of the Plan to be contrary, any distribution from the Plan to a trust or estate which is the Beneficiary of a Participant shall be made in a lump sum regardless of the Participant’s election.”

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 28th day of __________ May, 1999.

NEW YORK STOCK EXCHANGE, INC.

By	/s/ Frank Z. Ashen

Title:	SVP Human Resources